Exhibit 21.1

LIST OF SUBSIDIARIES

Name of Subsidiary	State of Organization
Acacia Natural Gas, L.L.C.	Delaware
Ascension Pipeline Company, LLC	Delaware
Bridgeline Holdings, L.P.	Delaware
Cedar Cove Midstream LLC	Delaware
Coronado Midstream LLC	Texas
Cowtown Gas Processing Partners L.P.	Texas
Cowtown Pipeline Partners L.P.	Texas
Delaware G&P LLC	Delaware
Delaware Processing LLC	Delaware
EnLink Barnett Gas Services, LLC	Delaware
EnLink Barnett Gas Services GP, LLC	Delaware
EnLink Calcasieu, LLC	Delaware
EnLink CCS, LLC	Delaware
EnLink Crude Marketing, LLC	Delaware
EnLink Crude Pipeline, LLC	Delaware
EnLink Delaware Crude Pipeline, LLC	Texas
EnLink Energy GP, LLC	Delaware
EnLink Gas Marketing, LP	Texas
EnLink LIG, LLC	Louisiana
EnLink LIG Liquids, LLC	Louisiana
EnLink Louisiana Gathering, LLC	Louisiana
EnLink Matli Holdings, LLC	Delaware
EnLink Midcon, LLC	Delaware
EnLink Midcon Transport, LLC	Delaware
EnLink Midstream Finance Corporation	Delaware
EnLink Midstream Funding, LLC	Delaware
EnLink Midstream GP, LLC	Delaware
EnLink Midstream Holdings GP, LLC	Delaware
EnLink Midstream Holdings, LP	Delaware
EnLink Midstream Operating GP, LLC	Delaware
EnLink Midstream Operating, LP	Delaware
EnLink Midstream Partners, LP	Delaware
EnLink Midstream Services, LLC	Texas
EnLink MXP Holding, LLC	Delaware
EnLink NGL Marketing, LP	Texas
EnLink NGL Pipeline, LP	Texas
EnLink Nominee, LLC	Delaware
EnLink North Texas Gathering, LP	Texas
EnLink Oklahoma Crude Gathering, LLC	Delaware
EnLink Oklahoma Gas Processing, LP	Delaware
EnLink Pelican, LLC	Delaware
EnLink Permian, LLC	Texas
EnLink Permian II, LLC	Texas
EnLink Processing Services, LLC	Delaware
EnLink SE Texas Crude Pipeline, LLC	Delaware
EnLink Texas NGL Pipeline, LLC	Texas
EnLink Texas Processing, LP	Texas
EnLink Tuscaloosa, LLC	Louisiana
Gulf Coast Fractionators	Texas
Jefferson Island Storage & Hub, L.L.C.	Delaware
Redcliff Midstream, LLC	Delaware
Sabine Ethane, LLC	Delaware
Sabine Hub Services LLC	Delaware

Exhibit 21.1

Sabine Pass Plant Facility Joint Venture	Texas
Sabine Pipe Line LLC	Delaware
SWG Pipeline, L.L.C.	Texas
TOM-STACK, LLC	Delaware